UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 7, 2008

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Employment Agreement with Jay Freeland

On November 7, 2008, FARO Technologies, Inc. (the “Company”), entered into an amended and restated employment agreement (the “Restated Freeland Agreement”) with Jay Freeland, the Company’s Chief Executive Officer, which amends and restates in its entirety the employment agreement dated as of October 20, 2006 between the Company and Jay Freeland.

The Restated Freeland Agreement provides that, in the event that Mr. Freeland’s employment with the Company is terminated by the Company without cause (as defined in the Restated Freeland Agreement) or by him for good reason (as defined in the Restated Freeland Agreement), (a) the Company shall make payments to Mr. Freeland of continued salary for one year beginning on the date of Mr. Freeland’s separation from service (as defined in the Restated Freeland Agreement) at a rate equal to Mr. Freeland’s base salary plus the average of the annual cash bonus awarded to Mr. Freeland during the last three completed fiscal years of the Company; (b) Mr. Freeland shall receive a lump sum payment of all earned but unpaid compensation through the date of such termination; (c) all unvested stock options, unvested restricted stock, unvested restricted stock units, and other unvested equity awards with respect to the Company’s stock held by Mr. Freeland shall vest in full as of the date of such termination; and (d) the Company shall provide insurance coverage for Mr. Freeland for up to twelve months following such termination.

The Restated Freeland Agreement also provides that, upon a change of control (as defined in the Restated Freeland Agreement), (a) the Company shall pay Mr. Freeland a payment equal to 2.99 times Mr. Freeland’s base annual salary, however if the surviving entity in a change of control requests Mr. Freeland to remain employed by the surviving entity on terms substantially the same as provided in the Restated Freeland Agreement, then the Company will not pay Mr. Freeland the change of control payment until the one year anniversary of the date the change of control occurs (or, if earlier, the last day of employment of Mr. Freeland that is requested by the surviving entity) and (b) all unvested stock options, unvested restricted stock, unvested restricted stock units, and other unvested equity awards with respect to the Company’s stock held by Mr. Freeland shall vest and, with respect to stock options and other equity awards that are to be exercised, become immediately exercisable.

The foregoing description of the Restated Freeland Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Freeland Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Amended and Restated Employment Agreement with Keith S. Bair

On November 7, 2008, the Company entered into an amended and restated employment agreement (the “Restated Bair Agreement”) with Keith S. Bair, the Company’s Chief Financial

Officer and Senior Vice President, which amends and restates in its entirety the employment agreement dated as of December 5, 2006 between the Company and Keith S. Bair.

The Restated Bair Agreement provides that, in the event that Mr. Bair’s employment with the Company is terminated by the Company without cause (as defined in the Restated Bair Agreement) or by him for good reason (as defined in the Restated Bair Agreement), (a) the Company shall make payments to Mr. Bair of continued salary for one year beginning on the date of Mr. Bair’s separation from service (as defined in the Restated Bair Agreement) at a rate equal to Mr. Bair’s base salary, plus the average of the annual cash bonus awarded to Mr. Bair during the last three completed fiscal years of the Company (such average bonus the “Bair Bonus Amount”); (b) Mr. Bair shall receive a lump sum payment of all earned but unpaid compensation through the date of such termination; (c) all unvested stock options, unvested restricted stock, unvested restricted stock units, and other unvested equity awards with respect to the Company’s stock held by Mr. Bair shall vest in full as of the date of such termination; and (d) the Company shall provide insurance coverage for Mr. Bair for up to twelve months following such termination.

The Restated Bair Agreement also provides that, upon a change of control (as defined in the Restated Bair Agreement), (a) the Company shall pay Mr. Bair a payment equal to one times Mr. Bair’s base annual salary, plus the Bair Bonus Amount, plus if Mr. Bair has not received an annual cash bonus for the fiscal year in which the change of control occurs, a prorated portion of the Bair Bonus Amount, however if the surviving entity in a change of control requests Mr. Bair to remain employed by the surviving entity on terms substantially the same as provided in the Restated Bair Agreement, then the Company will not pay Mr. Bair the change of control payment until the one year anniversary of the date the change of control occurs (or, if earlier, the last day of employment of Mr. Bair that is requested by the surviving entity) and (b) all unvested stock options, unvested restricted stock, unvested restricted stock units, and other unvested equity awards with respect to the Company’s stock held by Mr. Bair shall vest and, with respect to stock options and other equity awards that are to be exercised, become immediately exercisable.

The foregoing description of the Restated Bair Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Bair Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Policy

On November 7, 2008, the Company adopted a Change in Control Severance Policy (the “Policy”) that covers such executives of the Company as the Board of Directors of the Company (or the Compensation Committee of the Board of Directors) may designate from time to time (the “Participants”). The initial Participants are senior vice presidents of the Company, including David Morse (SVP & Managing Director – Americas), Siegfried Buss (SVP & Managing

Director – Europe), Steve Garwood (SVP & Managing Director – Asia Pacific), James West (SVP & Chief Technical Officer), and John Townsley (SVP Human Resources).

The Policy provides that if any Participant’s employment with the Company is terminated either without cause (as defined in the Policy) by the Company or for good reason (as defined in the Policy) by the executive, within twelve months following the occurrence of a change in control (as defined in the Policy), upon the Company’s receipt of an executed separation agreement and release in a form attached to the Policy, such Participant is entitled to receive:

• a lump sum cash payment equal to the sum of the Participant’s highest annual rate of base salary during the twelve month period immediately prior to the Participant’s date of termination, plus the average of the annual cash bonus awarded to the Participant during the last three completed fiscal years of the Company; and

• if the Participant has not received an annual cash bonus during the fiscal year in which the Participant’s employment is terminated, a cash payment equal to a prorated portion of the annual cash bonus awarded to the Participant during the last three completed fiscal years of the Company; and

• for 12 months following the date the Participant’s employment with the Company is terminated, group medical and life insurance coverage to the Participant (and his eligible dependents) and at the end of the foregoing period, the Participant shall be entitled to the continuation of health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986; and

• to the extent provided in Appendix A of the Policy, if the Participant is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, a gross-up payment in accordance with the provisions of Appendix A of the Policy.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy (including the schedules, appendixes, and exhibits thereto), a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc.
(Registrant)

Date: November 14, 2008	By:	/s/ Jay W. Freeland
Jay W. Freeland
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated November 7, 2008, by and between Jay Freeland and FARO Technologies, Inc.
10.2	Amended and Restated Employment Agreement dated November 7, 2008, by and between Keith S. Bair and FARO Technologies, Inc.
10.3	FARO Technologies, Inc. Change in Control Severance Policy, effective November 7, 2008